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                                   EXHIBIT C

                            JOINT FILING AGREEMENT

                  The undersigned hereby agree that the statement on Schedule 13D with respect to the Common Stock of John H. Harland Company dated January 1, 1997 is, and any amendments thereto signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(f) under the Securities Exchange Act of 1934.

Dated as of:  January 1, 1997             SOROS FUND MANAGEMENT LLC


                                             By: /s/ Sean C. Warren
                                                 Sean C. Warren
                                                 Managing Director


                                          GEORGE SOROS


                                             By: /s/ Sean C. Warren
                                                 Sean C. Warren
                                                 Attorney-in-Fact


                                             STANLEY F. DRUCKENMILLER


                                             By: /s/ Sean C. Warren
                                                 Sean C. Warren
                                                 Attorney-in-Fact


                                             DUQUESNE CAPITAL MANAGEMENT, L.L.C.


                                             By: /s/ Michael A. Shay
                                                 Michael A. Shay
                                                 Vice President






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